                                                                     EXHIBIT 5.1

                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                                                      May 15, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:  NYFIX, Inc. Registration Statement on Form S-8
     ----------------------------------------------

Ladies and Gentlemen:

            We have acted as counsel  for NYFIX,  Inc.,  a New York  corporation
(the "Company"), in connection with the preparation and filing of a Registration
Statement on Form S-8 (the  "Registration  Statement")  with the  Securities and
Exchange  Commission,  with respect to the registration under the Securities Act of 1933, as amended,  of an aggregate of 511,167 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"),  to be issued pursuant to the  Javelin  Technologies,  Inc.  1999 Stock  Option/Stock  Issuance  Plan (the
"Plan"),  which was assumed by the Company in connection with its acquisition of
Javelin Technologies, Inc.

            In our  capacity as counsel to the  Company,  we have  examined  the
Certificate of Incorporation and By-laws of the Company,  as amended,  the Plan, the Registration  Statement and such other documents and certificates as we have deemed appropriate as the basis for the opinion hereinafter expressed.

            With respect to factual matters,  we have relied upon statements and certificates of officers of the Company. In all such examination we have assumed the genuineness of all signatures,  the authenticity of all documents  submitted to us as  originals,  and the  conformity  to original  documents  of  documents submitted to us as certified or photostatic copies.

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when issued and paid for in accordance  with the terms and  conditions set forth in the Plan, will be duly and validly issued, fully paid and non-assessable.

            We advise you that certain  members of our firm own shares of Common
Stock of the Company.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal
Matters" in the prospectus  constituting part of the Registration  Statement. We are delivering this opinion to the Company, and no person other than the Company may rely on it.

                                Very truly yours,

                                Olshan Grundman Frome Rosenzweig & Wolosky LLP